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                                                                     EXHIBIT 3.5

                                   AMENDED AND
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               UT AUTOMOTIVE, INC

                        Pursuant to Sections 242 and 245

            of the General Corporation Law of the State of Delaware

                          ----------------------------

                  Original Certificate of Incorporation filed
                    with the Secretary of State of the State
                          of Delaware on April 5, 1978
                    and the name under which the Corporation
                 was originally incorporated as UTA Corporation

                         ------------------------------


         FIRST: The name of the corporation is UT AUTOMOTIVE, INC. (the "Corporation").

         SECOND: The registered office or place of business of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust company and the address of the said registered agent is Corporation Trust Center, 1209 Orange Street, in the said City of Wilmington.

         THIRD: The nature of the business of, and objects or purposes to be transacted, promoted or carried on by, the Corporation are those necessary to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is 131,700,000 shares, of which 5,000,000 shares shall be Preferred stock, with no par value (hereinafter called "Preferred Stock"), 100,000,000 shares shall be Class A Common Stock of the par value of $0.01 each (hereinafter called Class A Common Stock"), and 26,700, 000 shares shall be Class B Common Stock of the par value of $0.01 each (hereinafter called "Class B Common Stock, and together with Class A Common Stock "Common Stock").


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         The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof of the shares of each class of capital stock of the Corporation are as follows:

                  1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided,

                  2. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article Fourth and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                       (a) The designation of such series.

                     (b) The dividend rate of such series, the conditions and
                  dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative.

                     (c) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

                     (d) Whether or not the shares of such series shall be
                  convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

                     (e) Whether the shares of such series shall be subject to
                  redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

                     (f) The terms and amount of any sinking fund provided for
                  the purchase or redemption of the shares of such series.




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                     (g) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

                     (h) The restrictions, if any, on the issue or re-issue of
                  any additional classes of Preferred Stock.

                  3. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series of Preferred Stock shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

                  4. Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of each of the classes of Common Stock are as follows:

                     (a) Cash or Property Dividends. Subject to the rights and
                  preferences of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the issuance of such stock pursuant to Section 2 of this Article Fourth, and except as otherwise provided for herein, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably cash or property dividends as may from time to time be declared by the Board out of funds legally available therefore.

                     (b) Stock-Dividends. If at any time a dividend is to be
                  paid in shares of Class B Common Stock or shares of Class A Common Stock (a "stock dividend"), such stock dividend may be declared and paid only as follows: Class A Common Stock may be paid only to holders of Class A Common Stock and Class B Common Stock may be paid only to holders of Class B Common Stock, and whenever a stock dividend is paid, the same rate or ratio of shares shall be paid in respect of each outstanding share of Class A Common Stock or Class B Common Stock.

                     (c) Stock Subdivisions and Combinations. The Corporation
                  shall not subdivide, reclassify or combine stock of any class of Common Stock without at the same time making a proportionate subdivision or combination of the other class.

                     (d) Voting. Voting power shall be divided between classes
                  of stock as follows:


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                         (1) With respect to the election of directors, holders
                     of Class A Common Stock and holders of any series of Preferred Stock (to the extent that holders of Preferred Stock are entitled to vote in accordance with Section 2 (c) of this Article Fourth and not otherwise required by law to vote as a separate class) voting together shall be entitled to elect that number of directors which constitutes 20% of the authorized number of members of the Board and, if such 20% is not a whole number, then the holders of Class A Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) voting together shall be entitled to elect the nearest lower whole number of directors that is closest to 20% of such membership. Holders of Class B Common Stock shall be entitled to elect the remaining directors.

                         (2) Holders of Class A Common Stock and holders of any
                     series of Preferred Stock (to the extent they are entitled to vote thereon) shall be entitled to vote together on the removal, with or without cause, of any director elected by the holders of Class A Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) . Holders of Class B Common Stock shall be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

                         (3) Except as specified herein, the holders of the
                     Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes only when required by law to do so or as provided herein.

                         (4) Any vacancy in the office of a director created by
                     the death, resignation or removal of a director elected by the holders of Class A Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) may be filled by a vote of holders of Class A Common Stock and holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) voting together. Any vacancy in the office of a director created by the death, resignation or removal of a director elected by the holders of Class B Common Stock may be filled by a vote of holders of Class B Common Stock. Notwithstanding anything in this Section (d) to the contrary, any vacancy in the office of a director may be filled by the vote of the majority of the directors (or director) elected by the same class or classes of stock that elected that director whose death, resignation or removal created the vacancy, or in the event that there are no such directors, by the vote of the majority of the other directors or by the sole remaining director, regardless, in each instance, of any quorum requirements set out in the Bylaws. Any director elected by some or all of the directors or by the


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                     stockholders to fill a vacancy shall serve until the next
                     Annual meeting of Stockholders and until his or her successor has been elected and has qualified unless removed and replaced pursuant to this subsection (d)(4), The Board may increase the number of directors and any newly-created directorship so created may be filled by the Board, provided that the Board may be so enlarged by the Board only to the extent that 20%, or, if such 20% is not a whole number, then the nearest lower whole number of directors that is closest to 20%, of such membership of the enlarged Board consists of directors elected by the holders of Class A Common Stock and the holders of any series of Preferred Stock (to the extent they are entitled to vote thereon) or by the vote of the majority of the directors (or director) elected by the holders of Class A Common Stock and the holders of any series of Preferred Stock (to the extent they are entitled to vote thereon).

                         (5) Holders of Class A Common Stock and Class B Common
                     Stock shall in all matters not otherwise specified in this Section (d) vote together, with each share of Class A Common Stock and Class B Common Stock having one vote.

                         (6) Notwithstanding anything in this Section (d) to the
                     contrary, the holders of Class A common Stock shall have exclusive voting power (except for voting powers, if any, of any series of Preferred Stock) on all matters at any time when no Class B Common stock is issued and out standing, and the holders of Class B Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and outstanding.

                     (e) Conversion. (1) Subject to the provisions of this
                  Article Fourth, each holder of record of Class B Common Stock may at any time prior to the first 355 Transaction (as defined in paragraph 4(e)(2) of this Article Fourth) to occur or from time to time before the first 355 Transaction to occur, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates representing the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates representing such Class A Common Stock to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate

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                  or certificates representing the number of shares of Class A
                  Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such surrender and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as of the close of business on that date.

                               (2) Any shares of Class B Common Stock sold,
                           transferred or otherwise disposed of by United Technologies Corporation ("UTC") or any subsidiary that is directly or indirectly wholly-owned by UTC (a "Permitted Transferee") shall automatically convert to shares of Class A Common Stock on a share for share basis upon such disposition, except (i) for a disposition to UTC or a Permitted Transferee; and
                           (ii) for any distribution to the shareholders of UTC as part of a transaction intended to qualify as a tax free transaction under section 355 of the Internal Revenue Code, as such section may be amended or modified from time to time (a "355 Transaction"). In addition, if any Person other than UTC acquires any shares of Class B Common Stock and such shares are not converted as a result of subparagraph 4(e)(2)(i), any such shares owned by such Person shall automatically convert to shares of Class A Common Stock on a share for share basis at such time, if any, that such Person ceases to be a Permitted Transferee.

                               (3) Except as described in paragraph 4(e)(4) and
                           4(e)(5) of this Article Fourth, and notwithstanding any other provision of this Article Fourth, in the event of a 355 Transaction, shares of Class B Common Stock shall not be convertible into shares of Class A Common Stock for a period of five years commencing on the effective date of such 355 Transaction. Upon the expiration of the aforementioned five year period, all shares of Class B Common Stock shall automatically convert on a share for share basis to shares of Class A Common Stock.

                               (4) From and after the distribution of shares of
                           Class B Common Stock to the shareholders of UTC as a part of a 355 Transaction:

                           (a) all Excess Shares, as defined herein, of Class B
                  Common Stock acquired by any Person, as defined herein, shall automatically convert to shares of Class A Common Stock on a share for share basis immediately upon such acquisition. For the purposes of this section, a "Person" shall be any natural person or persons, corporation, partnership, government, or any political subdivision, agency or instrumentality of a government, or other entity, except for a Permitted Transferee. For the purposes of this section, an acquisition of shares of Class B Common Stock hereunder shall be deemed to include any such shares that a Person acquires, directly




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                  or indirectly, in one transaction or in a series of
                  transactions, or with respect to which the Person has acquired a beneficial interest.

                           (b) The number of shares of Class B Common Stock
                  deemed hereunder to be Excess Shares of Class B Common Stock shall be determined by application of the following formula:

                           (i) the percentage which the number of shares of Class B Common Stock acquired by the Person after the first 355 Transaction (disregarding any shares of Class B Common Stock received by such Person as part of a 355 Transaction) to occur bears to the aggregate number of outstanding shares of Class B Common Stock at the time of such acquisition;

                           (ii)  minus 15%;

                           (iii) minus the percentage which the number of shares of Class A Common Stock acquired by that Person after the first 355 Transaction to occur bears to the aggregate number of outstanding shares of Class A Common Stock at the time of such acquisition;

                           (iv) times the aggregate number of outstanding shares of Class B Common Stock.

                  For purposes of this determination, any shares of Class A Common Stock or of Class B Common Stock repurchased by the Corporation since the last date on which a Person acquired any shares of Class A Common Stock or of Class B Common Stock (whether in treasury or retired) shall be deemed still to be outstanding.

                           (c) An acquisition of shares of Class B Common Stock
                  shall not include for the purposes of this subsection (4) an acquisition upon issuance or sale by the Corporation, by operation of law, by will or the laws of descent and distribution, by gift, by foreclosure of a bona fide loan or upon a purchase from the foreclosing pledgee.

                           (d) Unless there are affirmative attributes of
                  beneficial ownership, acting or agreeing to act in concert with any other Person shall not include for purposes of this subsection (4) actions taken or agreed to be taken by Persons acting in their official capacities as directors or officers of the Corporation or actions by Persons merely because they are related by blood or marriage.

                               (5) Notwithstanding any other provision of this
                           Certificate of Incorporation, all shares of Class B Common Stock shall convert automatically into shares of Class A Common Stock on a share for share



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                           basis if the number of issued and outstanding shares
                           of Class B Common Stock is ever below 25% of the aggregate number of issued and outstanding shares of Class A Common Stock as of the date of the initial public issuance of the Class A Common Stock, and issued and outstanding shares of Class B Common Stock,

                                    (6) Authorized but unissued shares of Class
                           A Common Stock, to the extent that such stock may be necessary to meet any exercise of the conversion privilege or automatic conversion of issued and outstanding Class B Common Stock, shall be held by the Corporation, without the necessity of a declaration by the Board of Directors, in reserve, to be issued in satisfaction of the conversion privilege of the issued and outstanding Class B Common Stock. No Class E Common Stock may be issued unless the authorized but unissued and unreserved shares of Class A Common Stock are sufficient to satisfy the conversion privilege which will exist with respect to such Class B Common Stock when issued and outstanding.

                           (f) Liquidation. In the event of any liquidation,
                  dissolution or winding up of the Corporation, the holders of the Class A Common Stock and the holders of Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

                  5. No holder of stock of any class of stock of the Corporation shall as such holder have under this Certificate of Incorporation any preemptive or preferential right of subscription to any stock of any class of stock of the Corporation or to any obligations convertible into stock of the Corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof.

                  6. Except as otherwise stated in this Certificate of Incorporation, the Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or of Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property or services. Any and all such shares of the Preferred or Common Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed full paid stock and shall not be liable to any further call or assessment thereon.

                  FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars.

                  SIXTH: The Corporation is to have perpetual existence.


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                  SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts.

                  EIGHTH: Subject to the provisions of the laws of the state of Delaware, the following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for defining, limiting and regulating the powers of the Corporation, the directors and the stockholders:

                           (a) The books of the Corporation may be kept outside
                  the State of Delaware at such place or places as may, from time to time, be designated by the Board of Directors.

                           (b) The business of the Corporation shall be managed
                  by its Board of Directors; and the Board of Directors shall have power to exercise all the powers of the Corporation, including (but without limiting the generality hereof) the power to create mortgages upon the whole or any part of the property of the Corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the Bylaws.

                           (c) Subject to the provisions of Article Fourth of
                  this Certificate of Incorporation, the number of the directors shall be fixed by the Bylaws, subject to alteration, from time to time, by amendment of the Bylaws either by the, Board of Directors or the stockholders. Subject to the provisions of Article Fourth of this Certificate of Incorporation, an increase in the number of directors shall be deemed to create vacancies in the Board, to be filled in the manner provided in this Certificate of Incorporation. Subject to the provisions of Article Fourth of this Certificate of Incorporation, any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, in such manner as shall be provided in this Certificate of Incorporation. Directors of the Corporation need not be elected by written ballot, unless otherwise required by the Bylaws of the Corporation.

                           (d) The Board of Directors shall have power to make
                  and alter Bylaws, subject to such restrictions upon the exercise of such power as may be imposed by this Certificate of Incorporation.

                           (e) The Board of Directors shall have power, in its
                  discretion, to fix, determine and vary, from time to time, the amount to be retained as surplus and the amount or amounts to be set apart out of any of the funds of the Corporation available for dividends as working capital or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.


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                           (f) The Board of Directors shall have power, in its
                  discretion, from time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the directors or of the stockholders.

                           (g) Subject to the provisions of law, in case the
                  Corporation shall enter into any contract or transact any business with one or more of its directors, or with any firm of which any director is a member, or with any corporation or association of which any director is a stockholder, director or officer, such contract or transaction shall not be invalidated or in any way affected by the fact that such director has or may have an interest therein which is or might be adverse to the interests of the Corporation, even though the vote of such director might have been necessary to obligate the Corporation upon such contract or transaction; provided, that the fact of such interest shall have been disclosed to the other directors or the stockholders of the Corporation, as the case may be, acting upon or with reference to such contract or transaction.

                           (h) Whenever a compromise or arrangement is proposed
                  between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law (the "DGCL") or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                           (i) The Corporation shall not be governed by Section
                  203 of the DGCL (section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation, until such time, if ever, as both of the following conditions exist: (a)

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                  Section 203 by its terms would, but for the provisions of this paragraph, apply to the Corporation; and (b) there exists no person that is the owner of more than 25% of the outstanding voting stock of the corporation. Once the Corporation shall become governed by Section 203 pursuant to the preceding sentence the Corporation shall be governed by Section 203 for so long as Section 203 by its terms shall apply to the Corporation, regardless of whether any person shall thereafter become the owner of more than 25% of the outstanding voting stock of the corporation. For purposes of this paragraph, the terms "person", "owners" and "voting stock" shall have the meanings ascribed to them in Section 203, as Section 203 may be amended from time to time.

                           (j) The Corporation reserves the right to amend,
                  alter, change, add to or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation.

                  NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for payment of unlawful dividends or unlawful stock repurchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the unanimous written consent of the sole shareholder in accordance with Section 228 of the DGCL and has been signed this 19th day of April 1994 by Evelyn Simon, its Vice President and General Counsel and attested to by William
0. Ross, its Assistant Secretary.

                                      By: /s/ Evelyn Simon
                                         ---------------------------------------
                                            Evelyn Simon
                                            Vice President and General Counsel

                                      By: /s/ William D. Ross
                                         ---------------------------------------
                                            William D. Ross
                                            Assistant Secretary

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 CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         UT Automotive, Inc., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors or UT Automotive, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the Amended and Restated Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

                  "FOURTH: The total number of shares of stock which the corporation shall have authority to issue in two hundred (200) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Two Thousand Dollars ($2,000.00)."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the shareholders of said corporation was duly called and upon written waiver of notice signed by all shareholders in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said UT Automotive, Inc. has caused this certificate to be signed by Norma Bodine, its President and Chief Executive Officer this 31st day of October, 1995.

                                         /s/ Norman R. Bodine
                                         ------------------------------
                                         Norman R. Bodine
                                         President and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OR
                          CERTIFICATE OF INCORPORATION

         UT Automotive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the First Article to the Certificate of incorporation of UT Automotive Inc. be deleted and replaced in its entirety with the following:

         FIRST: The name of the corporation is Lear Corporation Automotive Holdings

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said UT Automotive Inc. has caused this certificate to be signed by Lawrence V. Mowell, its Vice President this 4th day of May, 1999.

                               UT Automotive, Inc.

                               By:________________________________
                                         Vice President